                                                                   EXHIBIT 10.53

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement"), is made and entered into as of the _____ day of March, 2001, by and among Pinnacle Towers, Inc., a Delaware corporation, (the "Buyer"), and Robert J. Wolsey and Steven R. Day (the "Sellers") and is made in reference to the following facts:

                                R E C I T A L S:

         A. Each of the Sellers owns two hundred (200) shares (the "Stock") of the issued and outstanding shares of the voting common stock of PINNACLE TOWERS III, INC. (the "Corporation").

         B. Each of the Sellers desires to sell, and Buyer desires to purchase, the Stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale and Transfer of Stock. The Sellers hereby agree to sell, transfer, convey and deliver to the Buyer, and the Buyer hereby agrees to purchase and accept delivery of, all of the Stock owned by each of them.

         2. Purchase Price, Payment and Security. The purchase price (the "Purchase Price") to be paid by the Buyer to each of the Sellers for all of the Stock owned by each of them is Four Thousand Five Hundred Dollars ($ 4,500.00).

         3. Closing. The closing (the "Closing") of the transactions contemplated hereby will occur at a time on or before March 30, 2001, and at a place, mutually acceptable to the parties. At the Closing, the following will occur:

                  a. Buyer shall deliver to each Seller a check in the amount of the Purchase Price; and

                  b. Each Seller shall deliver to Buyer a certificate or certificates representing the Stock, registered in the name of Seller, duly endorsed by the Seller for transfer to the Buyer or accompanied by an irrevocable stock power duly executed by the Seller.

         4. Conditions Precedent. The consummation of the transactions contemplated hereby are subject to the satisfaction of the following conditions precedent:

                  a. The approval of this Agreement and the transactions contemplated hereby by the Board of Directors of Pinnacle Holdings Inc.

                  b. The approval of this Agreement by the Board of Directors of Buyer;

                  c. The adoption and filing of Amended and Restated Articles of Incorporation in substantially the form attached hereto as Exhibit A hereto;

                  d. The transfer by the Corporation to Pinnacle Towers V Inc. of those certain assets of the Corporation in accordance with Asset Contribution Agreement attached as Exhibit B hereto, including without limitation all of the stock of each of Shaffer and Associates, Inc. and Sierra Towers, Inc. owned by the Corporation; and

                  e. The timely filing with the Internal Revenue Service of a valid election that Pinnacle Towers V Inc. be treated as a taxable REIT subsidiary as described in Section 856(l) of the Internal Revenue Code of 1986, as amended, the effective date of which election is both prior to the Closing and on or after the date of transfer described in Section 4d above.

         5. Mutual Representations and Warranties. In order to induce the other party to enter into this Agreement and consummate the transactions contemplated hereby, each Seller represents and warrants to the Buyer, and the Buyer represents and warrants to each Seller, as of the date hereof and as of the time of Closing that:

                  a. Each party has complied with all provisions of applicable law in connection with this Agreement and has full power and authority under applicable law to execute, deliver and perform this Agreement and any and all agreements, certificates, documents and instruments contemplated by this Agreement.

                  b. This Agreement constitutes the legal, valid and binding obligation of each party and is enforceable against such party in accordance with its terms. Each and every one of the agreements, certificates, documents and instruments which shall now or hereafter be executed by each party and delivered to any other party in connection with this Agreement, is and will constitute the legal, valid and binding obligation of such party and will be enforceable against such party in accordance with its respective terms.

                  c. The execution and delivery of this Agreement and each certificate, document and/or instrument which shall now or hereafter be executed by each party and delivered to any other party in connection with this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of, or a default under any agreement to which such party is a party or by which any such party or any of such party's property may be bound, or any statute, regulation, order or other law to which any such party is subject.


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

                  d. No party has any obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any party hereto could become liable or obligated.

         6. Representations and Warranties of the Seller. In order to induce the Buyer to enter into this Agreement and to perform his obligations hereunder, each Seller hereby represents and warrants to the Buyer as of the date hereof and as of the time of Closing as follows:

                  a. The Stock is owned of record and beneficially by the Seller alone, free and clear of any and all liens, claims and encumbrances of any kind whatsoever, except for the pledge thereof to Bank of America, N.A. which will be released in connection with the Closing. At the Closing, the transfer by the Seller of the Stock will convey to Buyer valid and marketable title to the Stock, free and clear of any and all liens, claims and encumbrances.

                  b. The Seller has been furnished or otherwise obtained all information necessary to enable Seller to evaluate the merits of the sale of the Stock.

         7. Covenants. Each Seller covenants and agrees as follows with respect to the period between the execution of this Agreement and the Closing:

                  a. The Seller will not engage in any practice or take any action inconsistent with the continuation of the ordinary course of business of the Corporation.

                  b. The Seller in his capacity as a shareholder of the Corporation shall execute one or more written consents to approve both (i) the transfer of assets by the Corporation as contemplated by Section 4 d. hereof, and (ii) the adoption of amended and restated articles of incorporation of the Corporation as contemplated by Section 4 c. hereof.

                  c. The Seller will not seek to remove the Stock from the existing pledge thereof to Bank of America Texas, N.A. except in furtherance of the consummation of sale of the Stock to Buyer in accordance with this Agreement, and will not otherwise pledge, encumber or hypothecate such Stock or permit any liens to attach thereto. The Seller agrees to take all such actions necessary or convenient to cause the release of the Stock from the pledge to Bank of America Texas, N.A. in furtherance of the consummation of this Agreement.

         8.       Miscellaneous.

                  a. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


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

                  b. Recitals. The parties acknowledge that the Recitals hereto are true and correct and they are by this reference incorporated into this Agreement.

                  c. Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Buyer:                       Pinnacle Towers, Inc.
                                       301 North Cattlemen Road, Suite 300
                                       Sarasota, FL  34232
                                       Attention: Christine Shirley, Treasurer

If to a Seller:                        Robert J. Wolsey
                                       301 North Cattlemen Road, Suite 300
                                       Sarasota, FL  34232

                                       Steven R. Day
                                       301 North Cattlemen Road, Suite 300
                                       Sarasota, FL  34232

or to such other address as the party hereto may from time to time give written notice of, in accordance with this Section 8, to the others.

                  d. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

                  e. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective heirs, personal representatives, legal representatives, successors and assigns.

                  f. No Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

                  g. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and persons and entities whose name appears in this Agreement and their


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

respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

                  h. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not be inserted.

                  i. Expenses. All legal, accounting and other costs and expenses incurred in connection with this Agreement and any of the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and no party shall be obligated for any cost or expense incurred by any other party.

                  j. No Brokerage. The Buyer and the Seller hereby severally declare that no broker or finder has been employed by any of them, that all negotiations relative to this Agreement have been carried on directly between them without the intervention of any person other than counsel to the respective parties hereto and that no person or entity is entitled to any brokerage or finder's fee with respect to this Agreement or any transaction contemplated by this Agreement.

                  k. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

                  l. Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

                  m. Further Assurances. Each of the parties hereto agrees to cooperate with each other party in good faith to carry out the purpose and intent of this Agreement, and from time to time upon reasonable request, will execute and deliver such other instruments of assignment, transfer and conveyance and take such other actions as may be reasonably required to more effectively carry out the purpose and intent of this Agreement and effect the transactions contemplated hereby.

                  n. Survival. All the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the closing hereunder, and continue in full force and effect forever thereafter, subject to any applicable statute of limitations.


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

                  o. Attorney's Fees. If any legal action, arbitration or other proceedings is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred with that action or proceeding, in addition to any other relief to which any of them may be entitled, including attorneys' fees and costs in any appellate proceeding.

                  p. Construction. Neither this Agreement nor any related document shall be construed more strongly against any party regardless of who was responsible for its preparation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLERS:                                       BUYER:

                                               PINNACLE TOWERS, INC.

-------------------------------                By
Robert J. Wolsey                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------



-------------------------------
Steven R. Day

                                                                       EXHIBIT A


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            PINNACLE TOWERS III INC.

         In accordance with Section 607.1007 of the Florida Business Corporation Act ("FBCA"), the Articles of Incorporation of Pinnacle Towers III Inc., a Florida corporation (the "Corporation"), are hereby amended and restated to read in their entirety as follows:

                                 ARTICLE I. NAME

         The name of the Corporation is:

                            PINNACLE TOWERS III INC.

                               ARTICLE II. ADDRESS

         The mailing address of the Corporation is:

                           301 North Cattlemen Road, Suite 300
                           Sarasota, FL  34232

                     ARTICLE III. COMMENCEMENT OF EXISTENCE

         The existence of the Corporation will commence at 12:01 A.M., the date of filing of the Articles of Incorporation.

                               ARTICLE IV. PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                          ARTICLE V. AUTHORIZED CAPITAL

         A. AUTHORIZED SHARES. The total number of shares of capital stock that the Corporation has authority to issue is:

                  1. 1,960,440 shares of Voting Common Stock, par value $0.001 per share (the "Voting Common");

                  2. 1,965,000 shares of Nonvoting Common Stock, par value $0.001 per share (the "Nonvoting Common"); and

                  3. 1,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         B. COMMON STOCK. The Voting Common and the Nonvoting Common are collectively referred to as the "Common Stock". The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders of the Corporation, except as otherwise provided herein or to the extent that such approval is required by statute, law, rule or regulation. Shares of Common Stock will have the rights, preferences and limitations set forth below. Capitalized terms used and not otherwise defined in this Section B shall have the meaning set forth in Section 8.

                  1.       VOTING RIGHTS. Except as otherwise provided in this
Article V or as otherwise required by applicable law, (a) holders of Voting Common shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation, and (b) holders of Nonvoting Common shall have no right to vote on any matter to be voted on by the shareholders of the Corporation, except as otherwise required by statute, law, rule or regulation.

                  2. DIVIDENDS. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared that are payable in shares of Voting Common or Nonvoting Common then dividends shall be payable at the same rate on each such class of Common Stock and the dividends payable in shares of Voting Common shall be payable to holders of Voting Common, and dividends payable in shares of Nonvoting Common shall be payable to holders of Nonvoting Common, and (ii) if the dividends consist of other voting securities of the Corporation, then the Corporation shall make available to each holder of Nonvoting Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities.

                  3. LIQUIDATION. The holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                  4. STOCK SPLITS AND STOCK DIVIDENDS. If there are any shares of Common Stock issued and outstanding, the Corporation will not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock of one class unless the outstanding Common Stock of all the other classes will be proportionately subdivided or combined. All such subdivisions will be payable only in Voting Common only to the holders of Voting Common and in Nonvoting Common only to the holders of Nonvoting Common.


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

                  5. DISTRIBUTIONS. Subject to any right of any holder of Preferred Stock to receive any distribution whether in cash, property or securities and whether by dividend, liquidation, distribution or otherwise ("Distribution"), the holders of Common Stock will be entitled to receive any Distribution ratably among such holders on the basis of the number of shares of Common Stock held by such holders.

                  6. APPROVAL BY VOTING COMMON. So long as any Voting Common remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Voting Common, the Corporation will not, nor will it permit any Subsidiary to (i) issue any Senior Securities, Pari Passu Securities or Common Stock, other than to issue up to 5,000 additional shares of Nonvoting Common in order for it, in the judgment of any officer of the Corporation, to obtain or maintain the status of the Corporation as a Real Estate Investment Trust under Section 856-860 of the Code; (ii) redeem, purchase or otherwise acquire directly or indirectly any Pari Passu Securities or Common Stock, (iii) sell, transfer, assign or dispose of or lease to one or more Affiliates in one or more related series of transactions or take any similar action with respect to any substantial portion of the Corporation's assets, or make any material acquisition of assets, other than pursuant to that certain Agreement for Purchase and Sale effective as of August 31, 1999, between the Corporation and Pinnacle Towers Inc., a Delaware corporation; (iv) Incur in excess of $100,000 in Debt for borrowed money; (v) enter into a transaction with an Affiliate of the Corporation involving consideration in excess of $10,000;
(vi) directly or indirectly pay or declare any dividend or make any distribution upon any Pari Passu Securities or any Common Stock; or (v) Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt.

                  7. RESERVED SHARES. The Corporation will at all times reserve and keep available out of its authorized Voting Common a sufficient number of shares of Voting Stock to issue upon conversion of any shares of "Series A. Preferred" (as defined herein) or indebtedness of the Corporation that is outstanding from time to time that is convertible into Voting Common to satisfy the Corporation's obligations to issue Voting Common upon any such conversions.

                  8. DEFINITIONS. As used herein or in Section V(C) hereof, the following terms have the following respective meanings:

                  "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Corporation. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Corporation, whether through ownership of voting securities, by contract or otherwise.


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

                  "CAPITAL LEASE OBLIGATION" of the Corporation means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of the Corporation which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of the Corporation in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of the Corporation in accordance with generally accepted accounting principles.

                  "DEBT" means (without duplication), with respect to the Corporation, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed, (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of the Corporation with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation, (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of the Corporation,
         (vi) all Receivables Sales of the Corporation, together with any obligation of the Corporation to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) every obligation under Interest Rate or Currency Protection Agreements of the Corporation and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount hereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principals, and (c) any Receivables Sale, shall be the amount, if any, in connection with such Receivables Sale for which there is recourse to the seller or any of its Subsidiaries.


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

                  "GUARANTEE" of the Corporation means any obligation, contingent or otherwise, of the Corporation guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by the Corporation shall not include endorsements by the Corporation for collection or deposit, in either case, in the ordinary course of business.

                  "INCUR" means, with respect to any Debt or other obligation of the Corporation, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of the Corporation (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of the Corporation that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

                  "INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of the Corporation means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred (as defined below), Senior Securities and Pari Passu Securities.

                  "LIQUIDATION VALUE" means, in relation to any Share, $1,000,000.

                  "PARI PASSU SECURITIES" means shares of any series of preferred stock of the Corporation created and authorized in accordance with the Articles of Incorporation of the Corporation, if the terms of such series expressly provide that shares of such series will be "Pari Passu Securities" with respect to the Series A Preferred.


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

                  "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "RECEIVABLES" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

                  "RECEIVABLES SALE" of the Corporation means any sale of Receivables of the Corporation (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of the Corporation relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                  "SENIOR SECURITIES" means shares of any series of preferred stock of the Corporation created and authorized in accordance with the Articles of Incorporation of the Corporation, if the terms of such other series expressly provide that shares of such series will be "Senior Securities" with respect to the Series A Preferred.

                  "SUBSIDIARY" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

         C.       PREFERRED STOCK.

                  1. GENERALLY. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation without further approval by the shareholders of the Corporation is hereby expressly authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions of any such series (including, without limitation, voting rights and the limitation and exclusion of voting rights) of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series after the issuance of shares of that series. If the number of shares of any series is so decreased, then the shares constituting such reduction will resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series. No share of any series of Preferred Stock will be sold or otherwise transferred (with or without consideration) to any individual if such transfer would result in a violation of the Percentage Ownership Limit.


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

                  2. VOTING RIGHTS. The holders of shares of Preferred Stock shall not be entitled to vote except unless established by the Board of Directors or otherwise required by statute, law, rule or regulation.

                  3. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Preferred Stock, solely for the purpose of paying dividends, such number of shares of Preferred Stock as shall be required to satisfy only dividend requirements.

                  4. RETIREMENT OF SHARES. Shares of Preferred Stock that are redeemed by the Corporation shall be permanently retired and shall not under any circumstances be reissued.

                  5.       SERIES A CONVERTIBLE PREFERRED STOCK.

                  5(a).    DESIGNATION AND NUMBER OF SHARES. The Corporation is
hereby authorized to issue from time to time a total of 100 shares of Preferred Stock to be designated Series A Convertible Preferred Stock, with $0.001 par value per share, having the preferences, qualifications, rights and privileges set forth herein (the "Series A Preferred"). Capitalized terms used and not otherwise defined in this Section 5 shall have the meanings set forth in Section B(8) above.

                  5(b).    RANK.

                           (I)      PRIORITY. The Series A Preferred will rank
with respect to dividend rights and rights on liquidation, winding up and dissolution: (a) senior to the Common Stock and all other Junior Securities; (b) pari passu with all Pari Passu Securities; and (c) junior to all Senior Securities.

                          (II)      DISTRIBUTIONS. Any distribution made
pursuant to dividend rights or rights on liquidation, winding up, or dissolution will be made to the holders of the Corporation's securities in accordance with the relative priorities set forth above, and any such distribution will fully satisfy the Corporation's obligations to the holders of a senior security prior to any distribution to the holders of any Junior Security.

                  5(c).    DIVIDENDS.

                           (I).     GENERAL OBLIGATION. When and as declared by
the Corporation's Board of Directors and to the extent permitted under the FBCA of the State of Florida, and subject to the terms of any Senior Securities, the Corporation will pay preferential dividends to the holders of the Series A Preferred as provided in this Section 5(c)(i). Dividends on each share of the Series A Preferred (a "Share") will accrue on a daily basis at the rate of 18% per annum of the sum of the Liquidation Value thereof from time to time plus all accumulated and unpaid


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

dividends thereon from and including the date of issuance of such Share to and including the first to occur of: (a) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (b) the date on which such Share is acquired by the Corporation. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                           (II)     DIVIDEND REFERENCE DATES. To the extent not
paid on March 31, June 30, September 30 or December 31 of any year, beginning with the first such date after the date of issuance of the Share in question (each a "Dividend Reference Date"), all dividends which have accrued on each Share outstanding during the three-month period (or other period, in the case of the first Dividend Reference Date after the date of issuance of such Share) ending upon each such Dividend Reference Date will be accumulated and will remain accumulated and accrue dividends with respect to such Share until paid to the holder thereof.

                           (III)    DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS.
If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment will be distributed pro rata among the holders thereof based upon the rank and number of Shares held by each such holder.

                  5(d).    LIQUIDATION. Subject to the terms of any Senior
Securities, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred will be entitled to be paid, after any required distribution or payment is made upon any Senior Securities, before any distribution or payment is made upon any Junior Securities, and on a pari passu basis (pro rata according to the relative amounts to be paid) with any required distribution or payment to be made upon any Pari Passu Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred and any Pari Passu Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5(d), then the entire assets available to be distributed to the Corporation's shareholders will be distributed pro rata among the holders of Series A Preferred and any Pari Passu Securities based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred, and the comparable amount payable to the holders of any Pari Passu Securities, held by each such holder. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5(d).

                  5(e).    VOTING RIGHTS. Except as otherwise may be required
herein or by the FBCA, the holders of the Series A Preferred will not be entitled to notice of any meeting of the shareholders of the Corporation and will not be entitled to vote, together with any other shareholders or as a separate class, on any matter to be voted on by the Corporation's shareholders.

                  5(f).    APPROVAL BY SERIES A PREFERRED. So long as any Series
A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation will not, nor will it permit any Subsidiary to (i) issue any Senior Securities or Pari Passu Securities; (ii) redeem, purchase or otherwise acquire directly or indirectly any Pari Passu Securities or Junior Securities; (iii) sell, transfer, assign or dispose of or lease to one or more Affiliates in one or more related series of transactions or take any similar action with respect to a majority of the Corporation's assets; or (iv) directly or indirectly pay or declare any dividend or make any distribution upon any Pari Passu Securities or any Junior Securities.

                  5(g).    CONVERSION RIGHTS. Each share of Series A Preferred
shall be convertible by the holder thereof at any time into a number of shares of voting or nonvoting Common Stock or in any combination thereof as selected by the holder equal to the Liquidation Value of such share plus, without duplication, all accrued and unpaid dividends thereon divided by 25, with such number being subject to such adjustments to account for any increase or decrease in the number of outstanding shares of Common Stock that results from a stock split, stock dividend, combination of shares, merger or other event affecting the number of outstanding shares of Common Stock (the "Conversion Shares"), which conversion shall be effective no later than one business day after a notice of conversion is delivered by the holder thereof to the Corporation.

                  5(h). REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

                  5(i).    REPLACEMENT. Upon receipt of evidence reasonably
satisfactory to the Corporation (provided that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Share(s), and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  5(j).    AMENDMENT AND WAIVER. No amendment, modification or
waiver will be binding or effective with respect to any provision of any of Sections 5(a) through 5(j) hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Preferred then outstanding.

         D.  TRANSFER OF STOCK.

                  1. REGISTRATION OF TRANSFERS. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock and Preferred Stock. Upon the surrender at such place of any certificate representing shares of any class of capital stock with respect to all of which a transfer would satisfy all requirements of paragraph 1 of this Part D, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate (so long as the requirements of this paragraph 2 and paragraph 1 of this Part D are otherwise satisfied with respect to the capital stock represented by such certificate) and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  2. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense), execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                       ARTICLE VI. ACTION BY SHAREHOLDERS

         1. SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT. At any time and without regard to the restrictions hereinafter set forth in this Article VI, any action required or permitted to be taken at an annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken by written consent of the holders of at least 95% of the outstanding stock of each voting group entitled to vote thereon.

         2. RECORD DATE. For the purpose of determining the shareholders for any purpose other than for determining shareholders entitled to notice of and to vote at an annual or special shareholders meeting, the Board of Directors shall fix a record date, which shall be not more than seventy days before the date written notice of the record date is delivered to the shareholders. If no record date is set by the Board of Directors, the record date shall be determined as follows: for determining shareholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation; and for determining shareholders entitled to a share dividend, the record date is the date the Board of Directors authorizes the dividend. For determining shareholders entitled to notice of and to vote at an annual or special shareholders meeting the record date is as of the close of business on the date that is seven days after notice of the record date is first delivered or deemed delivered to the shareholders entitled to notice thereof; provided, however, that no record date shall occur within the last five calendar days of a calendar quarter. When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Notwithstanding anything contained herein to the contrary, irrespective of whether prior action is required by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date a signed written consent is delivered to the Corporation by the holders of at least 95% of the outstanding stock of each voting group entitled to vote thereon.

         3. SPECIAL SHAREHOLDER MEETINGS. No special meeting of the shareholders of the Corporation shall occur within the last five calendar days of a calendar quarter.

                ARTICLE VII. INITIAL REGISTERED OFFICE AND AGENT

         The street address of the current registered office of the Corporation is 1200 South Pine Island, Plantation, Florida 33324, and the name of the Corporation's current registered agent at that address is CT Corporation Systems.

                    ARTICLE VIII. INITIAL BOARD OF DIRECTORS

         The Corporation shall have two directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:

                       Name                                       Address
                  ----------------                   -----------------------------------
                  Steven R. Day                      301 North Cattlemen Road, Suite 300
                                                     Sarasota, FL 34232

                  Robert J. Wolsey                   301 North Cattlemen Road, Suite 300
                                                     Sarasota, FL 34232

                               ARTICLE IX. BYLAWS

         The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors and the shareholders, except that the Board of Directors may not amend or repeal any bylaws or article or provision thereof without the affirmative vote of the holders of the outstanding stock of each voting group entitled to vote thereon if the bylaws provide that they or such article or provision is not subject to amendment or repeal by the Board of Directors.

                              ARTICLE X. AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this _______ day of March, 2001.


                                                   -----------------------------
                                                   Steven R. Day, Secretary

                                                                       EXHIBIT B

                          ASSET CONTRIBUTION AGREEMENT


         This Asset Contribution Agreement (the "Agreement") is entered into effective as of ______________, 2001, between Pinnacle Towers III Inc., a Florida corporation (the "Transferor") and Pinnacle Towers V Inc., a Florida corporation (the "Company").

         WHEREAS, in exchange for certain assets described on Exhibit A (the "Assets") to be contributed by the Transferor, the Company has authorized the issuance of 2,000,000 shares of its Voting Common Stock, par value $0.001 per share ("Stock") and a promissory note in the face amount of $5,187,150 in the form attached as Exhibit B (the "Note").

         WHEREAS, the Company has agreed to issue to the Transferor, and the Transferor has agreed to accept, the Stock and the Note, in exchange for the transfer of the Assets to the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Transferor agree as follows:

         1. TRANSFER OF ASSETS, ASSUMPTION OF COMMITMENTS. Transferor agrees to transfer the Assets to the Company in exchange for the Stock and Note. Company agrees to assume all liabilities under and with respect to the Assets arising with respect to periods subsequent to the date of the transfer of the Assets to Transferee (the "Assumed Commitments").

         2. EXECUTION AND CLOSING. In connection with the execution and delivery of this Agreement, the following has occurred or will occur:

                  a. Transferor has transferred the Assets to the Company, and the Transferee has assumed the Assumed Commitments, through the execution of the documents of transfer attached hereto as Exhibit C.

                  b. Company has issued and delivered to Transferor a certificate for the Stock and will cause the Note to be executed and delivered to the Transferor or its agent.

         3.       TRANSFEROR'S REPRESENTATIONS.

                  a. The Transferor represents and warrants that it is acquiring the Stock and Note being issued to it hereunder solely for its own account, for investment purposes, and that the Transferor is an accredited investor, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

                  b. Transferor has the full right, power and authority, without the consent of any other person which has not been obtained, to execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to consummate the transactions contemplated on its part hereby and thereby. All corporate actions required to be taken by Transferor to authorize the execution and delivery of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

         4. COMPANY'S REPRESENTATIONS. The Company represents and warrants to the Purchaser that (a) the Company is a corporation existing and in good standing under the laws of the State of Florida, (b) the Company has the legal power and capacity to enter into this Agreement and issue the Stock and Note to be issued pursuant to this Agreement, (c) when issued in accordance with this Agreement, such Stock will be duly authorized, validly issued, fully paid and nonassessable, and (d) the Note will constitute a valid agreement enforceable against the Company in accordance with its terms.

         5.       MISCELLANEOUS.

                  a. This Agreement may be executed in two or more counterparts, no one of which need contain the signatures of both parties hereto.

                  b. The parties agree to execute such other instruments and documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement.

         This Agreement is hereby executed and delivered by the parties to be effective as of the date first written above.


COMPANY:                                    TRANSFEROR:

PINNACLE TOWERS V INC.                      PINNACLE TOWERS III INC.


By:                                         By:
   -----------------------------               ------------------------------
    Name:                                      Name:
         -----------------------                    -------------------------
    Title:                                     Title:
          ----------------------                     ------------------------

                                    EXHIBIT A

                            DESCRIPTION OF THE ASSETS


1. All of the stock of Shaffer and Associates, Inc. owned by Transferor, constituting all of the issued and outstanding stock of Shaffer and Associates, Inc.

2. All of the stock of Sierra Towers, Inc. owned by Transferor, constituting all of the issued and outstanding stock of Sierra Towers, Inc.

3. All representations, warranties, covenants and rights of indemnification in favor of the Transferor under each agreement pursuant to which the Transferor acquired any of the assets listed above.

                                                                       EXHIBIT B


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             PINNACLE TOWERS V INC.
                                 PROMISSORY NOTE

$5,187,150                                                     March _____, 2001

         PINNACLE TOWERS V INC., a Florida corporation (the "Company"), the principal office of which is located at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232, for value received hereby promises to pay to Pinnacle Towers III Inc., or its registered assigns, the sum of Five Million One Hundred Eighty Seven Thousand One Hundred Fifty Dollars ($5,187,150), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below. The outstanding principal under this Note shall be due and payable in full within 30 days of the date demand is made therefor by the Holder. Demand under this Note shall be given by the Holder to the Company by written notice thereof in accordance with
Section 9 below. Payment for all amounts due hereunder shall be made at the Company's option by either wire transfer or by mail to the registered address of the Holder.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

                  (a) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

                  (b) "Holder," when the context refers to a holder of this Note, shall mean any Person who shall at the time be the registered holder of this Note.

                  (c) "Person" means any individual, Company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         2. Interest. Commencing on June 30, 2001, and on each September 30, December 31, March 31 and June 30 thereafter until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at an interest rate determined as follows with respect to each calendar year during which any amounts due hereunder are outstanding (the "Interest Rate"). From the date of this Note until December 31, 2001, the Interest Rate shall be nine percent (9%) per annum. The Interest Rate shall adjust on January 1, 2002 and on January 1 of each subsequent year during which any amount due under this Note is outstanding to a rate equal to one quarter of one percent (0.25%) greater than the per annum interest rate payable by Pinnacle Towers Inc. under its senior credit facility as of the immediately preceding December 31. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the same rate as the Interest Rate plus two percent (2%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

         3. Prepayment. Prepayment of the principal of this Note is permitted, in whole or in part, without premium or penalty of any kind; provided the Company provides the Holder with thirty (30) days' prior written notice (unless notice is waived in writing by the Holder) of its intention to prepay the principal of this Note, in whole or in part.

         4.       Representations and Warranties of the Holder.

                  (a) The Holder by its acceptance of this Note acknowledges that it is aware that this Note has not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction.

                  (b) The Holder warrants and represents to the Company that it has acquired this Note for investment and not with a view to or for sale in connection with any distribution of this Note or such Common Stock or with any intention of distributing or selling this Note or such Common Stock.

                  (c) The Holder has no right to demand that the Company register this Note.

         5. Assignment. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         7. Transfer of This Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 7 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         8. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if (and then two business days after) mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

         11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued on the day first above written in March 2001.

                                            PINNACLE TOWERS V INC.


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                                                       EXHIBIT C


                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Bill of Sale, Assignment and Assumption Agreement ("Bill of Sale") is entered into as of March ___, 2001, between PINNACLE TOWERS III, INC., a Florida corporation, ("Transferor"), whose address is 301 North Cattlemen Road, Suite 300, Sarasota, FL 34232, and Pinnacle Towers V Inc., a Florida corporation ("Transferee"), whose address is 301 North Cattlemen Road, Suite 300, Sarasota, FL 34232, pursuant to the Asset Contribution Agreement of even date herewith between Transferor and Transferee ("Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor and Transferee agree as follows:

         1.       (a)      Transferor hereby sells, transfers, assigns, conveys,
and delivers to Transferee and its successors and assigns forever all of its right, title, and interest in and to all of the Assets to have and to hold the same and each and all thereof unto Transferee and its successors and assigns forever, to its and their own use and benefit forever.

                  (b) Transferor hereby binds itself and its successors and assigns to warrant and forever defend title to the Assets unto Transferee and its successors and assigns against every person whomsoever claiming or to claim the same or any part thereof.

                  (c) Transferor hereby irrevocably constitutes and appoints Transferee its true and lawful attorney-in-fact, with full power of substitution and resubstitution, in its name or Transferee's name, but on behalf and for the benefit of Transferee, to demand, collect, and receive for the account of Transferee all of the Assets; to institute or prosecute, in its name or otherwise, all proceedings which Transferee may deem necessary or convenient in order to realize upon, affirm, or obtain title to or possession of or to collect, assert, or enforce any claim, right, or title of any kind in or to the Assets; and to defend and compromise any and all actions, suits, or proceedings in respect of any of the Assets. Transferor agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable.

         2. Transferee hereby assumes and agrees to perform, discharge, and satisfy, after the date hereof, all of the Assumed Commitments, all in accordance with the terms of the Agreement, but does not assume or agree to perform any other liabilities or obligations of Transferor. Transferee shall not have any obligation, duty, or liability under the Assumed Commitments arising or accruing on or before the date hereof.

         3. Transferor assigns and transfers unto Transferee all representations, warranties, covenants and rights of indemnification which Transferor may have under or pursuant to the agreements pursuant to which the Transferor acquired the Assets.

         4. Transferor covenants and agrees that if there are any Assets otherwise covered by this Bill of Sale which cannot be transferred or assigned by it without the consent of or notice to a third party and with respect to which any necessary consent or notice has not at the date of delivery of this Bill of Sale been given or obtained, the beneficial interest therein and thereto, and the obligations and liabilities, to the extent they constitute Assumed Commitments, shall in any event pass hereby to Transferee as of the date hereof, but effective as of the date such consent is given. Pending the date such consent is given, Transferor agrees (i) to hold, and hereby declares that it holds, such Assets in trust for and for the benefit of Transferee, its successors and assigns, (ii) to use all reasonable efforts to obtain and secure a valid transfer or transfers of such Assets, and (iii) to use all reasonable efforts to make or complete such transfers as soon as reasonably possible.

         5. All of the terms and provisions of this Bill of Sale shall be binding upon Transferor and Transferee, and its respective successors and assigns, and shall inure to the benefit of Transferee, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale, Assignment and Assumption Agreement as of the date first written above.


                                            PINNACLE TOWERS III, INC.,
                                            a Florida corporation


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



                                            PINNACLE TOWERS V INC.,
                                            a Florida corporation


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                                               CONT EXHIBIT C


                            IRREVOCABLE STOCK POWER


For Value Received, the undersigned, PINNACLE TOWERS III INC. hereby sells, assigns, and transfers unto PINNACLE TOWERS V INC. ALL OF THE Shares of the Common Capital Stock of SHAFFER AND ASSOCIATES, INC. (the "Corporation"), standing in its name on the books of the Corporation represented by all Certificates herewith and do hereby irrevocably constitute and appoint HOLLAND & KNIGHT LLP attorneys to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated: March_________, 2001


                                                PINNACLE TOWERS III INC.

                                                By:
                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


IN PRESENCE OF

---------------------------

                                                               CONT EXHIBIT C

                            IRREVOCABLE STOCK POWER


For Value Received, the undersigned, PINNACLE TOWERS III INC. hereby sells, assigns, and transfers unto PINNACLE TOWERS V INC. ALL OF THE Shares of the Common Capital Stock of SIERRA TOWERS, INC. (the "Corporation"), standing in its name on the books of the Corporation represented by all Certificates herewith and do hereby irrevocably constitute and appoint HOLLAND & KNIGHT LLP attorneys to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated: March_________, 2001


                                                PINNACLE TOWERS III INC.

                                                By:
                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------


IN PRESENCE OF

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